Form 10-K 1993                      Stone & Webster, Incorporated

Exhibit (3)(ii)


                              B Y - L A W S


                                   of



                      STONE & WEBSTER, INCORPORATED





                          AS AMENDED EFFECTIVE




                            JANUARY 19, 1994

Form 10-K 1993                      Stone & Webster, Incorporated

                              B Y - L A W S

                                   OF

                            STONE & WEBSTER,

                              INCORPORATED




                                ARTICLE I

                                  Name

          The name of the corporation (hereinafter referred to as this Corporation) is Stone & Webster, Incorporated.

                               ARTICLE II

                         Stockholders' Meetings

          All meetings of the stockholders shall be held at the principal office of this Corporation in the City of Wilmington, Delaware.

                               ARTICLE III

                      Annual Stockholders' Meeting

          The Annual Meeting of the stockholders of this Corporation shall be held at two o'clock in the afternoon, Wilmington, Delaware Time, on the second Thursday in May in each year if not a legal holiday, and if a legal holiday, then at the same time on the next succeeding Thursday not a legal holiday. In the event that such Annual Meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner as provided for Special Stockholders' Meetings.

                               ARTICLE IV

                     Special Stockholders' Meetings

          Special Meetings of the stockholders of this Corporation shall be held whenever called in the manner required by law for purposes as to which there are special statutory provisions and for other purposes whenever called by the Chairman of the Board of Directors or by the President or by a Vice Chairman or by the Chairman of the Executive Committee or by vote of the Board of Directors.


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
Form 10-K 1993                      Stone & Webster, Incorporated

                                ARTICLE V

                    Notice of Stockholders' Meetings

          Notice of all stockholders' meetings stating the time and place, and, in the case of Special Meetings, the objects for which such meetings are called, shall be given by the Chairman of the Board of Directors or the President or a Vice Chairman or the Chairman of the Executive Committee or a Vice-President or the Secretary or an Assistant Secretary, by mail, to each stockholder of record having voting power in respect of the business to be transacted thereat, at his or her registered address at least ten (10) days prior to the date of the meeting, and the person giving such notice shall make affidavit in relation thereto.

          Any meeting at which all stockholders having voting power in respect of the business to be transacted thereat are present, either in person, or by proxy, or of which those not present shall at any time waive or have waived notice in writing, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

                               ARTICLE VI

                            Waiver of Notices

          Whenever any notice whatever is required to be given by these By-laws, or the Certificate of Incorporation of this Corporation, or any of the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                               ARTICLE VII

                    Quorum at Stockholders' Meetings

          At any meeting of the stockholders, a majority in interest of all the capital stock issued and outstanding and entitled to vote, represented by such stockholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in interest of the stock entitled to vote represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

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Form 10-K 1993                      Stone & Webster, Incorporated

                              ARTICLE VIII

                            Proxy and Voting

          Stockholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. Stockholders entitled to vote may also be represented by a general power of attorney produced at any meeting until it is revoked. No proxy or power of attorney shall be voted on after three years from its date, unless said proxy or power of attorney provides for a longer period.

                               ARTICLE IX

                           Board of Directors

          A Board of Directors shall be elected by ballot at the Annual Meeting of the stockholders or at any meeting held in place thereof as hereinbefore provided. No director shall be elected by stockholders except by the vote of a majority of all votes entitled to be cast in such election by all of the outstanding shares of all classes of capital stock of the Corporation. The number of Directors of this Corporation shall be thirteen (13), but the number may be increased or decreased at any time by amendment of these By-laws adopted by vote of two-thirds of all of the Directors of this Corporation at the time in office or by vote of at least two-thirds of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, provided that the number of Directors shall always be not less than three. Directors need not be stockholders of this Corporation.

          The Directors of the Corporation shall be divided into three classes with the number of Directors fixed by or in accordance with the By-laws divided equally so far as possible among the three classes. Except as otherwise provided in Article XXV, following adoption of this By-law provision,

                (a) one-third of the number of Directors shall be elected to serve until the 1973 Annual Meeting of the stockholders,

                (b) one-third of the number of Directors shall be elected to serve until the 1974 Annual Meeting of the stockholders,

                (c) one-third of the number of Directors shall be elected to serve until the 1975 Annual Meeting of the stockholders,

Form 10-K 1993                      Stone & Webster, Incorporated

and until their successors are duly elected and qualified. At each annual election after the 1972 election, the successors to the Directors of each class whose term shall expire in that year shall be elected to hold office for a term of three years from the date of their election and until their successors are duly elected and qualified. In case of any increase in the number of Directors, the additional Directors shall be distributed among the several classes as nearly equally as possible.

                                ARTICLE X

                           Power of Directors

          The Board of Directors shall have the entire management of the business of this Corporation. In the management and control of the property, business and affairs of this Corporation, the Board of Directors is hereby vested with all the powers possessed by this Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Delaware, with the Certificate of Incorporation of this Corporation, or with these By-laws. The Board of Directors shall have authority from time to time to set apart out of any assets of this Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as the Board may deem to be in the interests of this Corporation and the Board shall likewise have power to determine in its discretion what part of the assets of this Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of this Corporation.

                               ARTICLE XI

                     Executive and Other Committees

          The Board of Directors may designate by resolution passed by a majority of the whole Board two or more of its number who shall constitute an Executive Committee, which Committee shall, when the Board of Directors is not in session, have and may, subject to any limitation imposed by the laws of the State of Delaware, exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation, and have power to authorize the seal of this Corporation to be affixed to all papers which may require it. The Secretary of this Corporation, or, in his absence, an Assistant Secretary or any other person designated by the Committee, shall act as Secretary of the Committee. The Executive Committee, except as otherwise herein provided, shall fix its own rules of procedure and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors. Any vacancy in the Executive Committee shall be filled by the vote of the majority of the whole Board of Directors. The Board of Directors may appoint one or more of its members as ex-officio members of the Executive Committee, who shall have the privilege of attending meetings of the Executive Committee, but who shall not be entitled to vote upon any matters brought before the Executive Committee and shall not be counted as a member of the

Form 10-K 1993                      Stone & Webster, Incorporated

Executive Committee for the purpose of determining the number necessary to constitute a quorum, or for the purpose of determining whether a quorum is present. Notice of meetings to ex-officio members shall not be deemed to be required under law, the Certificate of Incorporation or these By-laws.

          The Board of Directors likewise may appoint from their number or from the stockholders other committees from time to time, the number (not less than two) composing such committees and the powers conferred upon the same to be determined by a vote of the Board of Directors.

                               ARTICLE XII

                           Directors' Meetings

          Regular Meetings of the Board of Directors shall be held at such places within or without the State of Delaware and at such times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place either within or without the State of Delaware, whenever called by the Chairman of the Board of Directors, the President, a Vice Chairman, the Chairman of the Executive Committee, a Vice-President, the Secretary, an Assistant Secretary or three or more Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time or place without formal notice, provided all the Directors are present or waive notice thereof as provided in Article VI hereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting, or by delivering the same to him personally or telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting, unless, in case of exigency, the Chairman of the Board of Directors or the President or a Vice Chairman or the Chairman of the Executive Committee or in their absence the Secretary shall prescribe a shorter notice to be given personally or by telephoning or telegraphing each Director at his residence or business address. Such Special Meetings shall be held at such times and places as the notice thereof or waiver shall specify.

                              ARTICLE XIII

                      Quorum at Directors' Meetings

          One-third of the number of Directors, but not less than four members of the Board of Directors, shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.

Form 10-K 1993                      Stone & Webster, Incorporated

                               ARTICLE XIV

                                Officers

          The officers of this Corporation shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. There may be one or more Vice Chairmen, one or more Vice-Presidents and a Chairman of the Executive Committee. The officers shall be elected by the Board of Directors at the first meeting after the Annual Meeting of the stockholders, and a meeting may be held without notice for this purpose immediately after the Annual Meeting of the stockholders and at the same place.

                               ARTICLE XV

                         Eligibility of Officers

          The Chairman of the Board of Directors, the President and the Chairman of the Executive Committee may, but need not, be stockholders but shall be Directors of this Corporation. The Vice Chairmen, the Vice-Presidents, Secretary, Treasurer and such other officers as may be elected or appointed may, but need not, be stockholders or Directors of this Corporation. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person, provided, however, that no one person shall, at the same time, hold the three offices of President or Vice-President and Secretary and Treasurer.

                               ARTICLE XVI

                     Additional Officers and Agents

          The Board of Directors, at its discretion, may appoint one or more Assistant Treasurers, and one or more Assistant Secretaries, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

                              ARTICLE XVII

                   Chairman of the Board of Directors

          The Chairman of the Board of Directors shall be the chief executive officer of this Corporation, and, as such, shall have supervision of its policies, business, and affairs, and such other powers and duties as are commonly incident to the office of chief executive officer. He shall preside at the meetings of the Board of Directors and may call meetings of the Board of Directors and of any committee thereof whenever he deems it necessary, and he shall call to order and act as chairman of all meetings of the stockholders of this Corporation. In addition, he shall have such other powers and duties as the Board of Directors shall designate from time to time. The Chairman of the Board of Directors, unless some other person is thereunto specifically authorized by vote of the Board of Directors, shall have

Form 10-K 1993                      Stone & Webster, Incorporated

power to sign all certificates of stock, bonds, deeds and contracts of this Corporation.

                              ARTICLE XVIII

                                President

          The President shall have such powers and duties as are commonly incident to his office. He shall also have such other powers and duties as the Board of Directors or the Chairman of the Board of Directors shall designate from time to time. He may call meetings of the Board of Directors and of any committee thereof whenever he deems it necessary. The President, unless some other person is thereunto specifically authorized by vote of the Board of Directors, shall have power to sign all certificates of stock, bonds, deeds and contracts of this Corporation.

                               ARTICLE XIX

                              Vice Chairman

          The Vice Chairman shall have such powers and duties as are commonly incident to his office. He shall also have such other powers and duties as the Board of Directors or the Chairman of the Board of Directors shall designate from time to time. The Vice Chairman, unless some other person is thereunto specifically authorized by vote of the Board of Directors, shall have power to sign all certificates of stock, bonds, deeds and contracts of this Corporation.

                               ARTICLE XX

                   Chairman of the Executive Committee

          The Chairman of the Executive Committee shall preside at the meetings of the Executive Committee and may call meetings thereof whenever he deems it necessary. In addition, he shall have such other powers and duties as the Board of Directors shall designate from time to time.

                               ARTICLE XXI

                             Vice-Presidents

          The Vice-Presidents shall each possess such powers and perform such duties, in addition to those expressly provided herein, as the Board of Directors may from time to time determine.

Form 10-K 1993                      Stone & Webster, Incorporated

                              ARTICLE XXII

                                Secretary

          The Secretary shall keep accurate minutes of all meetings of the stockholders, the Board of Directors and the Executive Committee, respectively, shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Secretary shall have power, together with the Chairman of the Board, the President, a Vice Chairman or a Vice-President, to sign certificates of stock of this Corporation. In his absence at any meeting an Assistant Secretary or a Secretary Pro Tempore shall perform his duties thereat. The Secretary, any Assistant Secretary and any Secretary Pro Tempore shall be sworn to the faithful discharge of their duties.

                              ARTICLE XXIII

                                Treasurer

          The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of this Corporation (other than his own bond which shall be in the custody of the President) and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall, if required by the Board of Directors, give bond in such form and with such sureties as it may require. He shall deposit all funds of this Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business, as the Directors shall designate and shall have power to borrow from time to time at his discretion moneys for the corporate needs of this Corporation and cause to be issued as evidence thereof notes of this Corporation. He may endorse for deposit or collection all checks, notes, et cetera, payable to this Corporation or to its order, may accept drafts on behalf of this Corporation, and, together with the Chairman of the Board, the President, a Vice Chairman, or a Vice-President, may sign certificates of stock. He shall keep accurate books of account of this Corporation's transactions which shall be the property of this Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors.

          All checks, drafts, notes, bonds, or other obligations for the payment of money shall be signed by the Treasurer and/or such other officer or officers, agent or agents, as the Board of Directors shall by resolution direct. The Board of Directors may, in its discretion, also provide by resolution for countersignature or registration of checks, drafts, notes and/or bonds of this Corporation. Checks for the total amount of any pay roll may be drawn in accordance with the foregoing provisions and deposited in a special fund. Checks upon this fund may

Form 10-K 1993                      Stone & Webster, Incorporated

be drawn by such person as the Treasurer shall designate and need not be countersigned.

                              ARTICLE XXIV

                        Resignations and Removals

          Any Director, officer or agent of this Corporation may resign at any time by giving written notice to the Board of Directors or to any elected officer of this Corporation and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Any Director may be removed from office, but only for cause, at a meeting called for the purpose and by the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this paragraph of this Article as one class; provided, however, that if the Board of Directors, by vote of two-thirds of all the Directors then in office, shall have recommended removal of a Director, then stockholders may remove such Director from office by the foregoing procedure without cause. If any Director shall be removed pursuant to this paragraph of this Article, then the stockholders of the Corporation may, at the meeting at which such removal is effected, elect his successor.

          The Board of Directors, by vote of not less than a majority of all the Directors of the Corporation at the time in office, may remove from office any officer, agent or member of any committee, elected or appointed by it.

                               ARTICLE XXV

                                Vacancies

          If the office of any Director, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, then (except where such vacancy results from removal and is filled by the stockholders as provided in the Restated Certificate of Incorporation) the Directors at the time in office may, by vote of a majority of the Directors then in office, elect a successor or successors who shall hold office for the unexpired term, and even if there be less than a quorum of the Directors at the time in office, said Directors may by a majority vote elect a successor or successors who

Form 10-K 1993                      Stone & Webster, Incorporated

shall hold office for the unexpired term. Vacancies in the Board of Directors may be filled for an unexpired term by the stockholders having voting power at a meeting of the stockholders called for that purpose, by the vote required in Article IX hereof, unless such vacancy shall have been filled by the Directors in the manner provided in this Article. Vacancies resulting from an increase in the number of Directors shall be deemed to be vacancies to be filled in the manner provided in this Article.


          If the office of any officer or agent, one or more, becomes vacant for any of the aforesaid reasons, the successor or successors shall be elected or appointed by the Board of Directors.

          This Article may not be amended or repealed except by the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least two-thirds of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this Article as one class, or by resolution adopted by a vote of two-thirds of all the Directors of the Corporation at the time in office.

                              ARTICLE XXVI

                              Capital Stock

          The maximum amount of capital stock shall be as fixed in the Certificate of Incorporation or in any lawful amendments thereto from time to time.

                              ARTICLE XXVII

                          Certificates of Stock

          Every stockholder shall be entitled to a certificate or certificates of the capital stock of this Corporation in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares. Such certificates shall be signed by the Chairman of the Board, the President, a Vice Chairman, or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned by one or more of them. If certificates of capital stock of this Corporation are manually signed by the Registrar, the signatures thereon of the Transfer Agent and of the Chairman of the Board of Directors, the President, a Vice Chairman, or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of this Corporation, may be facsimiles, engraved or printed.

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
Form 10-K 1993                      Stone & Webster, Incorporated

Any provisions of these By-laws with reference to the signing of stock certificates shall include in cases above permitted, such facsimile signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of this Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by this Corporation, such certificate or certificates may nevertheless be adopted by the Board of Directors of this Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation.

                             ARTICLE XXVIII

                            Transfer of Stock

          Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of this Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of this Corporation as the owner of any shares of stock shall exclusively be entitled as the owner of such shares to receive dividends and to vote as such owner, in respect thereof. It shall be the duty of every stockholder to notify this Corporation of his post office address.

                              ARTICLE XXIX

                             Transfer Books

          The Board of Directors shall have power to close the stock transfer books of this Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as

Form 10-K 1993                      Stone & Webster, Incorporated

shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of the Stockholders entitled to vote, as hereinbefore provided, no share of stock shall be voted on at any election for Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.

                               ARTICLE XXX

                          Loss of Certificates

          In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                              ARTICLE XXXI

                                  Seal

          The seal of this Corporation shall consist of a flatfaced circular die with the words and figures "Stone & Webster, Incorporated Corporate Seal 1929 Delaware" cut or engraved thereon.

                              ARTICLE XXXII

                            Books and Records

          Unless otherwise expressly required by the laws of Delaware, the books and records of this Corporation may be kept outside of the State of Delaware at such places as may be designated from time to time by the Board of Directors.

                             ARTICLE XXXIII

                          Voting of Stock Held

          Unless otherwise provided in the Certificate of Incorporation of this Corporation or by resolution of the Board of Directors, the Chairman of the Board of Directors or the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by this Corporation, at meetings of the holders

Form 10-K 1993                      Stone & Webster, Incorporated

of the stock or other securities of such other corporations or associations, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chairman of the Board of Directors or the President, or his attorney or agent, may attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation or association.

                              ARTICLE XXXIV

                               Amendments

          Except as otherwise expressly provided in a By-law adopted by the stockholders at the time having voting power, all By-laws of this Corporation shall be subject to amendment or repeal, and new By-laws may be adopted, either by the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this Article as one class, given at an Annual Meeting or at any Special Meeting, provided notice of the proposed amendment or repeal or of the proposed new Bylaws be included in the notice of such meeting, or by the affirmative vote of a majority of all of the Directors of the Corporation at the time in office given at a regular or special meeting of the Board of Directors, provided notice of the proposed amendment or repeal or of the proposed new By-laws be included in the notice of such meeting or waiver thereof or all of the Directors at the time in office be present at such meeting. Except as aforesaid, By-laws made or amended by the stockholders or by the Board of Directors shall be subject to amendment or repeal by the stockholders entitled to vote or by the Board of Directors.













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